Exhibit 99.1

Heartland Media Acquisition Corp. Announces Redemption of Public Shares and Subsequent Dissolution

ATLANTA, July 24, 2023 (GLOBE NEWSWIRE) -- Heartland Media Acquisition Corp. (“HMA” or the “Company”) (NYSE: HMA, HMA.U, HMA.WS) today announced that it will redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), effective as of the close of business on August 8, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Charter”).

Pursuant to its Charter, if the Company does not complete its initial business combination by July 25, 2023, then the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Company’s trust account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish the rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the Delaware General Corporate Law to provide for claims of creditors and other requirements of applicable law.

The estimated per-share redemption price for the Public Shares will be approximately $10.55.

The Public Shares will cease trading as of the close of business on July 25, 2023. As of the close of business on July 25, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the Public Shares upon delivery of their shares or units. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the New York Stock Exchange (the “NYSE”) will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Heartland Acquisition Corp.

Heartland Media Acquisition Corp. is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company focuses on businesses in the media, entertainment and sports sectors.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements,” including, without limitation, with respect to the redemption of the Company’s Public Shares and the Company’s subsequent dissolution and liquidation and its delisting from the NYSE and its termination of registration with the Commission, and related matters, as well as all other statements other than statements of historical fact included in this press release. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K filed with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact

Robert S. Prather, Jr.
Heartland Media Acquisition Corp.
(470) 355-1944
info@heartlandmediaacquisition.com